CONSENT OF INDEPENDENT ACCOUNTANTS
                   ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-2 of our report dated August 12, 1993 appearing on page 37 of AMERCO's Annual Report on Form 10-K, as amended, for the year ended March 31, 1993. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE

June 23, 1994
Phoenix, Arizona